Exhibit 10.2

REFERRAL AGREEMENT

REFERRAL AGREEMENT, dated as of the Second day of March, 2015 between F.H.G. Corporation, a Florida corporation having a principle place of business in Spring Hill, Tennessee and doing business as “Capstone Nutrition” (“Capstone”), and MusclePharm Corporation (“MUSCLEPHARM”), a Nevada corporation having a principle place of business in Denver, Colorado with reference to the following facts:

A.

Capstone is engaged in the business of manufacturing and distributing dietary supplements and food products in powder, pill, tablet or capsule form, and including both finished (packaged) goods and bulk or semi-finished form for export (“Products”); and

B.

MUSCLEPHARM desires to refer customers to Capstone not already served by Capstone and not obtained by Capstone primarily from other means or sources (“Referred Customers”) for purchase of Products, and Capstone is willing to pay a referral fee, conditional upon receipt of payment from the Referred Customers.

NOW, THEREFORE, in consideration of the foregoing and the promises and obligations set forth herein, it is hereby agreed as follows:

1.	Definitions. As used herein, the following terms shall be construed to have the meanings set forth or referenced below:
(a)

“Net Collected Sales to Referred Customer” means the total revenue actually collected by Capstone from a Referred Customer on an invoice, adjusted for any returns, deductions, fees or allowances imposed by the Referred Customer. Any invoices short-paid shall not be included in the calculation of Net Collected Sales to Referred Customer.

(b)

“Manufacturing Agreement” means that certain Manufacturing Agreement between the Parties originally effective November 27, 2013, as amended by First Amendment effective January 1, 2015 and as it may hereafter be further amended by the Parties in writing in accordance with the terms thereof.

(c)	“Option Agreement” means that certain Option Agreement dated the date hereof between the Parties.
(d)	“Parties” means MUSCLEPHARM and Capstone.
(e)	“Transaction Documents” means, collectively, this Agreement, the Manufacturing Agreement, the Option Agreement and the Warrant.
(f)	“Warrant” means that certain Warrant dated the date hereof issued by Capstone to MUSCLEPHARM.
2.	Term. The term of this Agreement shall commence on the date hereof and continue for so long as the Manufacturing Agreement between the Parties remains in effect.
3.

Nature of Services.  During the term of this Agreement, MUSCLEPHARM agrees to use reasonable commercial efforts to refer new customers to Capstone that Capstone does not already directly sell to.  Upon MUSCLEPHARM’s referral, Capstone must inform MUSCLEPHARM if it is already a current Capstone customer and thus not eligible for a Fee. MUSCLEPHARM has no authority to, and shall not, negotiate on behalf of Capstone or make any representations or commitments on behalf of Capstone, and Capstone reserves the right to accept or refuse in its sole discretion any or all referred business, without obligation to MUSCLEPHARM.

4.	Compensation, Reporting and Audit Rights.
(a)

In full consideration for all services to be provided by MUSCLEPHARM to Capstone under this Agreement, Capstone shall pay to MUSCLEPHARM, and MUSCLEPHARM agrees to accept as its sole compensation therefor, a referral fee (the “Fees”) equal to [*] ([*]%) of Net Collected Sales to Referred Customers received during the term of this Agreement.

(b)

Payment of the Fee shall be due within 30 days following the end of each calendar quarter, together with an itemized report that sets forth in reasonable detail the calculation of the Net Collected Sales to Referred Customers during the prior quarter, except that payment for the final calendar quarter of this Agreement (and the calendar quarter prior thereto, if

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

there are less than 90 days in the final calendar quarter of the term of this Agreement) shall be due 30 days following the expiration of the term of this Agreement.
(c)

Subject to the last sentence of this Section 4(c), MUSCLEPHARM shall have the right, upon at least five (5) days written notice and no more than once each contract year of the Term to cause its independent public accountants to inspect Capstone’s books and records and all other documents and material in the possession of or under the control of Capstone with respect to the calculation of the Fees for the prior contract year at the place or places where such records are normally retained by Capstone.  Subject to the last sentence of this Section 4(c), MUSCLEPHARM’s independent public accountants shall have reasonable access thereto for such purposes and shall be permitted to be able to make copies thereof and extracts therefrom solely for the purpose of confirming its review. MUSCLEPHARM’s independent public accountants shall agree that they shall keep confidential and not disclose to MUSCLEPHARM or any other person the identity of any Capstone customers that are not Referred Customers learned in their review and that communication with MUSCLEPHARM shall be limited to whether Capstone is in compliance, or if not, their calculation of the Fees due.

(d)

Capstone shall keep complete and accurate books of account for the preceding three years, and, as to the final year of this Agreement, for three years after the date of termination or expiration. In the event that any shortfalls, inconsistencies or mistakes are discovered, they shall immediately be rectified by Capstone at its sole cost and expense.

(e)

In the event a shortfall in the amount of [*] ([*]%) or more is discovered, Capstone shall reimburse MUSCLEPHARM for the cost of the audit including any reasonable attorney’s fees incurred in connection therewith.

5.

Confidentiality.  MUSCLEPHARM agrees that sales reports received and this Agreement shall be deemed to be confidential information of Capstone (hereinafter collectively referred to as “Confidential Information”) and shall be maintained by MUSCLEPHARM in confidence and not disclosed to any other person.  This confidentiality requirement shall not apply to the extent that (i) the information in question is in the public domain as of the date of this Agreement or thereafter becomes part of the public domain through no breach of this Agreement by MUSCLEPHARM, (ii) such requirement is waived in writing by Capstone, (iii) disclosure of the information in question is required by court order or applicable law (provided that MUSCLEPHARM shall inform Capstone in advance of any such disclosure so that Capstone may seek a protective order), (iv) disclosure of the information in question is required for the purpose of enforcing this Agreement, (v) upon advice of MUSCLEPHARM’s counsel, this Agreement or the information in question is required to be disclosed by any governmental or regulatory authority, or (vi) the information in question becomes known to MUSCLEPHARM via a third party that, to the knowledge of MUSCLEPHARM, is not prohibited from disclosing the same to MUSCLEPHARM.

6.

Dispute Resolution.  It is the intent of the Parties that any dispute be resolved promptly through good faith negotiation between Capstone and MUSCLEPHARM.  Either Party may initiate negotiation proceedings by written notice to the other party describing the particulars of the dispute. The Parties agree to meet in good faith to jointly define the scope and a method to remedy the dispute. Should any disputes remain existent between the Parties after any good faith negotiation process set forth above, then the Parties shall promptly submit any dispute to mediation in accordance with the mediation rules of the American Arbitration Association (AAA) prior to either Party bringing suit.  Any disputes regarding calculation of Net Collected Sales to Referred Customer shall be submitted to one of CohnReznick LLP, McGladrey LLP or Grant Thornton LLP (at MUSCLEPHARM’s option) for final resolution binding on both parties and such accounting firm’s charges to be split by the Parties.

7.	Independent Contractor. The Parties acknowledge and agree that the relationship intended by this Agreement is that of independent contractor.
8.

Assignment and Change in Ownership.  Capstone and MUSCLEPHARM may assign or transfer their rights under this Agreement to a third party, including an affiliate of the transferor, that is acquiring substantially all of its business and assets (an “Acquirer”). Such a transaction as well as any transaction in which a majority of the voting stock of a party hereto is being acquired in one or more related transactions is referred to as a “Change of Control Transaction.  A party subject to a Change of Control Transaction shall give the other party to this Agreement thirty (30) days prior written notice (unless prohibited by confidentiality, in which event not later than three business days after consummation), and each party agrees that it must assign this Agreement to any Acquirer that is acquiring substantially all of its business and assets and that such an Acquirer shall expressly and fully assume this Agreement in a written instrument delivered to the other party not later than three business days after consummation of the Change of Control Transaction.  In addition, in the event of a Change of Control Transaction in which an Acquirer is acquiring substantially all of the business and assets of Capstone Nutrition, it shall also assume all of

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

Capstone Nutrition’s obligations under the Manufacturing Agreement.  Except as provided above, neither party may assign or transfer its rights under this Agreement without the other party’s written consent.

9.

Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between and among the Parties with respect to the subject matter hereof, and supersedes any other written or oral agreement or understanding between and among the parties relating to the subject matter hereof.

10.

Governing Law.  The provisions of this Agreement shall be governed by the laws of the state of Florida, regardless of conflict of laws.  The parties agree that the exclusive venue to hear any dispute arising out of this Agreement shall be the state or federal courts located in Miami Florida.  Each party also submits to the personal jurisdiction of said courts.

11.

Amendment; Waiver. No modification of or amendment to this Agreement shall be valid unless in a document in writing signed by all the Parties hereto and referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same.  Any waiver of any term or condition of this Agreement must be in a document in writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.  No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

12.	Representations and Warranties. Each party represents, warrants and covenants to the other party that:
(a)

It has the full right, power and authority to enter into the Transaction Documents and to perform its obligations hereunder and thereunder; and (ii) it has acquired all rights necessary to perform under the Transaction Documents as contemplated herein and therein. No third party consents are required to perform its obligations under the transaction documents.

(b)

It has duly executed and delivered this Agreement and the other applicable Transaction Documents and, assuming due authorization, execution and delivery by the other party, this Agreement and the applicable Transaction Documents constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms.

(c)

It is duly organized, validly existing and in good standing under the laws of the State of its formation.  It has all requisite power to own its properties and to carry on the business as it is now being conducted and is intended to be conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such license or qualification necessary.

(d)

Neither the execution, delivery nor performance by it of this Agreement or any of the applicable Transaction Documents does or will (a) violate, conflict with or result in the breach of any provision of its organizational documents, (b) conflict with or violate any law or governmental authorization applicable to it or any of its assets or its business, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or acceleration of, or result in the creation of any encumbrance on any of its assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, license, permit or franchise to which it is a party or by which any of its assets is bound or affected.

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first written above.

For F.H.G. Corporation D/B/A Capstone	For MUSCLEPHARM CORPORATION

By:	By:
Name:	Name:
Title:	Title:
Date of signature:	Date of signature:

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.